0777 J-0309/135339479. l (Real Estate Mortgage) PUGET SOUND ENERGY, INC. TO U.S. BANK NATIONAL ASSOCIATION, Trustee Ninety-Sixth Supplemental Indenture Dated as of April 27, 2017 Relating to First Mortgage Bonds Supplemental to Indenture dated as of June 2, 1924, as supplemented and modified (NOT PART OF INDENTURE) Exhibit 4.10

ANY WRITING, TEXT, INITIALS, REVISIONS OR ~OT ARY SEAL APPEARl~G OL"TSIDE THESE MARGINS MAV DISQUALIFY THIS DOCUMENT FOR RECORDING THIS NINETY-SIXTH SUPPLEMENTAL INDENTURE, made as of the 27th day of April, 2017, by and between Puget Sound Energy, Inc., formerly Puget Sound Power & Light Company, a corporation duly organized and existing under and by virtue of the laws of the State of Washington (hereinafter sometimes called the "Company"), party of the first part, and U.S. Bank National Association, a national banking association with a principal corporate trust office at 100 Wall Street, Suite 1600, in the city ofNew York and State of New York 10005 (successor to Old Colony Trust Company) (hereinafter sometimes called the "Trustee"), as Trustee under the First Mortgage (originally, and before modification thereof by certain supplemental indentures, called "First and Refunding Mortgage") from Puget Sound Power & Light Company, a Massachusetts corporation (hereinafter sometimes called the '1Predecessor Company"), dated as of June 2, 1924 (said Mortgage being hereinafter sometimes called the "Original Mortgage"), as supplemented and modified by an indentures supplemental thereto heretofore executed and delivered, party of the second part; WITNESSETH: that WHEREAS, the Predecessor Company did by the Original Mortgage, filed for record in the offices of the Auditors of the Counties of Chelan, Clallam, Cowlitz, Douglas, Grant, Grays Harbor, Island, Jefferson, King, Kitsap, Kittitas, Lewis, Mason, Pacific, Pierce, Skagit, Snohomish, Thurston and Whatcom, all in the State of Washington, and left on file as a chattel mortgage in each of said counties, convey and pledge certain property therein described to Old Colony Trust Company, as Trustee, to be held upon the trusts expressed in the Original Mortgage to equally secure an unlimited authorized amount of mortgage bonds (therein and herein cal1ed the "Bonds") issued or to be issued in one or more series, an as more fully provided in the Original Mortgage; and WHEREAS, the Predecessor Company, prior to September I, 1954, had executed and delivered to the Trustee thirty-nine supplemental indentures, supplementing and in certain respects modifying the Original Mortgage and providing for the execution, certification and delivery of Bonds of various series from time to time pursuant thereto (which Original Mortgage, as so supplemented and modified, is therein and herein sometimes called the "First Mortgage"); and WHEREAS, the Predecessor Company executed and delivered to the Trustee a Fortieth Supplemental Indenture, dated as of September 1, 1954, which Supplemental Indenture is divided into two parts, designated as Part I and Part II, and Part I thereof provided for the establishment and the execution, certification and delivery initially of Twenty-Five Million Dollars ($25,000,000) principal amount of a series of Bonds, designated as First Mortgage Bonds, 3-1/2% Series due 1984, and contained certain covenants, NINETY-SIXTH SUPPLEMENT AL INDENTURE 07771-0309/13S3394 79.1 PAGE I

A~Y WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGl:'.'IS MAY DISQUALIFY THIS DOCUME~T l•OR RECORDl~G restrictions, conditions and provisions affecting, and provided for certain modifications of, the First Mortgage (the First Mortgage, as so supplemented and modified by said Part I, being sometimes in said Fortieth Supplemental Indenture and herein called the "Revised First Mortgage") and Part II thereof provided for modifications of the Revised First Mortgage as therein set forth, which modifications became effective on October 20, 1955 (the Revised First Mortgage as so modified by Part II of the Fortieth Supplemental Indenture as heretofore, hereby, and hereafter supplemented and modified being sometimes in said Part II and herein called the "Indenture" and references herein to Sections, Articles or other provisions of the Indenture being to the revised or modified provisions thereof as set forth in Part II of the Fortieth Supplemental Indenture); and WHEREAS, the Predecessor Company has heretofore executed and delivered to the Trustee a Forty-First Supplemental Indenture dated as of December 1, 1954, a Forty-Second Supplemental Indenture dated as of July l, 1957, a Forty-Third Supplemental Indenture dated as of May 1, 1958, a Forty-Fourth Supplemental Indenture dated as of November l, 1959, and a Forty-Fifth Supplemental Indenture dated as of April 1, 1960, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property, since the execution and delivery of the Fortieth Supplemental Indenture; and WHEREAS, the Company has executed and delivered to the Trustee a Forty-Sixth Supplemental Indenture dated as of November 10, 1960, whereby the Company has succeeded to the Predecessor Company with the same effect as if the Company had been named in the Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the Predecessor Company merged into the Company on November 16, 1960, whereupon the Company acquired all the property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Predecessor Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof; and WHEREAS, the Company has executed and delivered to the Trustee the supplemental indentures set forth herein: Supplemental Indenture Forty-Seventh Supplemental Indenture Forty-Eighth Supplemental Indenture NINETY-SIXTH SUPPLEMENTAL INDENTURE 0777 l-0309/135339479. I Dated as of February I, 1961 November 1, 1963 PAGE2

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING

| | |
|---|---|
| Forty-Ninth Supplemental Indenture | May 1, 1964 |
| Fiftieth Supplemental Indenture | January 1, 1966 |
| Fifty-First Supplemental Indenture | June 1, 1967 |
| Fifty-Second Supplemental Indenture | February 1, 1969 |
| Fifty-Third Supplemental Indenture | July 1, 1970 |
| Fifty-Fourth Supplemental Indenture | October 1, 1972 |
| Fifty-Fifth Supplemental Indenture | March 1, 1974 |
| Fifty-Sixth Supplemental Indenture | November 1, 1974 |
| Fifty-Seventh Supplemental Indenture | August 1, 1975 |
| Fifty-Eighth Supplemental Indenture | October 1, 1976 |
| Fifty-Ninth Supplemental Indenture | July 1, 1978 |
| Sixtieth Supplemental Indenture | December 1, 1979 |
| Sixty-First Supplemental Indenture | December 1, 1981 |
| Sixty-Second Supplemental Indenture | July 1, 1984 |
| Sixty-Third Supplemental Indenture | January 1, 1986 |
| Sixty-Fourth Supplemental Indenture | April 1, 1986 |
| Sixty-Fifth Supplemental Indenture | April 1, 1986 |
| Sixty-Sixth Supplemental Indenture | August 1, 1986 |
| Sixty-Seventh Supplemental Indenture | November 1, 1986 |
| Sixty-Eighth Supplemental Indenture | September 1, 1987 |
| Sixty-Ninth Supplemental Indenture | February 1, 1990 |
| Seventieth Supplemental Indenture | October 1, 1990 |
| Seventy-First Supplemental Indenture | May 1, 1991 |
| Seventy-Second Supplemental Indenture | August 1, 1991 |
| Seventy-Third Supplemental Indenture | March 1, 1992 |
| Seventy-Fourth Supplemental Indenture | October 1, 1992 |
| Seventy-Fifth Supplemental Indenture | April 1, 1993 |
| Seventy-Sixth Supplemental Indenture | December 1, 1997 |
| Seventy-Seventh Supplemental Indenture | March 1, 1999 |
| Seventy-Eight Supplemental Indenture | October 1, 2000 |
| Seventy-Ninth Supplemental Indenture | May 1, 2003 |
| Eightieth Supplemental Indenture | April 30, 2004 |
| Eighty-First Supplemental Indenture | March 1, 2005 |
| Eighty-Second Supplemental Indenture | April 27, 2005 |
| Eighty-Third Supplemental Indenture | April 28, 2006 |
| Eighty-Fourth Supplemental Indenture | September 1, 2006 |
| Eighty-Fifth Supplemental Indenture | April 27, 2007 |
| Eighty-Sixth Supplemental Indenture | April 29, 2008 |
| Eighty-Seventh Supplemental Indenture | April 29, 2009 |

NINETY-SIXTH SUPPLEMENTAL INDENTURE
07771-0309/135339479.1
PAGE 3

ANY WRITING, TEXT, 11\ilTIALS, REVISIO~S OR NOT ARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDl~G Eighty-Eighth Supplemental Indenture Eighty-Ninth Supplemental Indenture Ninetieth Supplemental Indenture Ninety-First Supplemental Indenture Ninety-Second Supplemental Indenture Ninety-Third Supplemental Indenture Ninety-Fourth Supplemental Indenture Ninety-Fifth Supplemental Indenture April 28, 2010 April 26, 2011 April 30, 2012 April 30, 2013 May l, 2013 April 29, 2014 April 29, 2015 April 25, 2016 WHEREAS, all Bonds of any series heretofore executed, authenticated and delivered pursuant to the Original Mortgage, as from time to time supplemented and modified, have been retired and canceled or payment duly and irrevocably provided for, except for the series set forth herein: Principal Amount of Bonds Three Hundred Million Dollars ($300,000,000) Two Hundred Million Dollars ($200,000,000) One Hundred Million Dollars ($100,000,000) One Hundred Thirty-Eight Million Four Hundred Sixty Thousand Dollars ($138,460,000) Twenty-Three Million Four Hundred Thousand Dollars ($23,400,000) Two Hundred Fifty Million Dollars ($250,000,000) NINETY-SIXTH SUPPLEMENT AL INDENTURE 07771-0309/13S339479. I Series First Mortgage Bonds, Pledged Series A due December 1, 2027 First Mortgage Bonds, Pledged Series A due June 15, 2018 First Mortgage Bonds, Pledged Series B due March 9, 2029 3.90% 2013A Series II Pledged First Mortgage Bonds due March 1, 2031 4.00% 2013B Series II Pledged First Mortgage Bonds due March 1, 2031 5.483% Pledged First Mortgage Bonds due June 1, 2035 PAGE4

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGl!liS ~IA Y DISQUALIFY THIS DOCUMENT FOR RECORDING Principal Amount of Bonds Three Hundred Million Dollars ($300,000,000) Three Hundred Fifty Million Dollars ($350,000,000) Three Hundred Million Dollars ($300,000,000) Two Hundred Fifty Million Dollars ($250,000,000) Forty-Five Million Dollars ($45,000,000) Four Hundred Twenty-Five Million Dollars ($425,000,000) 6.274% Pledged First Mortgage Bonds due March 15, 2037 5.757% Pledged First Mortgage Bonds due October 1, 2039 5.638% Pledged First Mortgage Bonds due April 15, 2041 4.434% Pledged First Mortgage Bonds due November 15, 2041 4. 70% Pledged First Mortgage Bonds due November 15, 2051 4.30% Pledged First Mortgage Bonds due May 20, 2045 which Bonds are now outstanding and constitute the only Bonds of the Company outstanding under the Indenture; and . WHEREAS, effective as of the opening of business on January 4, 1971, The First National Bank of Boston succeeded Old Colony Trust Company as Trustee under the Indenture by reason of the merger of Old Colony Trust Company into The First National Bank of Boston; and WHEREAS, effective as of October 2, 1995, State Street Bank and Trust Company succeeded The First National Bank of Boston as Trustee under the Indenture; and WHEREAS, effective as of February 15, 2003, U.S. Bank National Association succeeded State Street Bank and Trust Company as Trustee under the Indenture; and WHEREAS, the Company has entered into an Indenture (the "Debenture Indenture") dated as of December 1, 1997 with U.S. Bank National Association (as successor to State Street Bank and Trust Company) as trustee (in such capacity, the "Debenture Indenture Trustee") pursuant to which the Company proposes to issue from time to time its Senior Notes (the "Senior Notes") and the Company has agreed to make certain payments to the NINETY-SIXTH SUPPLEMENTAL INDENTURE 0777 J-0309/135339479. l PAGES

ANY WRlTlNG, TEXT, lNITIALS, REVISlONS OR NOTARY SEAL APPEARING OUTSIDE THESE l\lARGl:'.'IS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING Debenture lndent:ure Trustee in respect of the principal of, premium, if any, and interest on such Senior Notes; and WHEREAS, the Company desires to execute and deliver this Ninety-Sixth Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of confirming the lien of the Indenture on certain property acquired or constructed by the Company since the execution and delivery of the Original Mortgage and on certain betterments, improvements and additions made by the Company to property previously described in the Indenture. NOW, THEREFORE, WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds issued and to be issued under the Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds contained, and for the purpose of confirming the lien of the Indenture, said Puget Sound Energy, Inc., organized and existing under the laws of the State of Washington, in consideration of the premises and of One Dollar ($1 .00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto U.S. Bank National Association, as Trustee, and to its successor or successors in the trust created by the Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture is excepted or to be excepted from the conveyance and lien of the Indenture, or which has heretofore been released from the lien of the Indenture or otherwise disposed ofby the Company free from the lien of the Indenture in accordance with the provisions thereof: NINETY-SIXTH SUPPLEMENTAL INDENTURE 07771--0309/1353394 79.1 PAGE6

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MA V DISQUALIFY THIS DOCUMENT FOR RECORDING INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and confirmance of all such property by such general description) the following: All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington and described below or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereofin the County Auditor's office of the respective counties in the State of Washington below stated (in all cases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit: NINETY-SIXTH SUPPLEMENTAL INDENTURE 07771-0309/135339479.l PAGE7

ANY WRITING, TEXT, INITIALS, REVISIOJ\iS OR NOTARY SEAL APPEARING OUTSIDE THESE '.\-IARGINS MAY DISQUALIFY THIS DOCt;MENT FOR RECORDING List of Real Estate in the State of Washington Acquired by Puget Sound Energy, Inc. to Date, and Not Heretofore seecifically Described in Any Prior Supplemental Indenture • IN SKAGIT COUNTY, WASIDNGTON: Document: Statutory Warranty Deed from Nielsen Brothers, Inc. to Puget Sound Energy, Inc., a Washington corporation, Skagit County Auditor FiJe No. 201611210125. Legal Description: That portion of Lot 1 of Skagit County Short Plat No. 94-014, approved August 2, 1994 and recorded August 5, 1994, in Volume 11 of Short Plats, page 95, under Auditor's File No. 9408050002, records of Skagit County, Washington; being a portion of the Southwest 1/4 of Section 17, Township 35 North, Range 5 East, W.M., lying East of the following described line: Commencing at the Southwest comer of said Section 17; Thence 86°16"36" East along the South line of the Southwest quarter of said Section 17, for a distance of 788.93 feet to the Southeast comer of Lot 2 of said Short Plat 94-014; Thence North 0°12'29" West along the East line of said Lot 2, for a distance of 767 .69 feet to a point on the Southerly boundary of Lot 1 of said Short Plat 94-014 and the point of beginning of said line; Thence North 0°12'29" West 1181.09 feet to the South line of the Great Northern Railway right of way and the terminus of said line. EXCEPT any portion of said Lot I lying East of Hansen Creek as conveyed to Travis R. Martinez and Maria L. Martinez, husband and wife, by deed recorded December 19, 2011 under Skagit County Auditor's File No. 201112190072. Tax Parcel Nos.: P39269, 350517-3-004-0005, P40028, 350520-2-003-0003 ** All numbers in the row following the designation ''Township," indicate townships north of the Willamette Base Line, and the Letters "E" and "W" in the row following the designation "Range," indicate east or west, as the case may be, of the Willamette Meridian. NINETY-SIXTH SUPPLEMENTAL INDENTURE 0777l-0309/135339479. I PAGES

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING

## IN KING COUNTY, WASHINGTON:

**Document:** Statutory Warranty Deed from Ranch Associates to Puget Sound Energy, Inc., a Washington corporation, King County Auditor File No. 20160831000547

**Legal Description:**

LOTS 1 AND 4, AT&T SHORT PLAT NUMBER SP-93-5, RECORDED JULY 30, 1993 UNDER RECORDING NUMBER 9307300513, IN KING COUNTY, WASHINGTON.

ALSO DESCRIBED AND DELINEATED PER CITY OF KENT LOT LINE ADJUSTMENT NUMBER LL-95-5 RECORDED MARCH 29, 1995 UNDER RECORDING NUMBER 9503290803, IN KING COUNTY, WASHINGTON.

**Tax Parcel No.:** 132204-9173-07

NINETY-SIXTH SUPPLEMENTAL INDENTURE PAGE 9
07771-0309/135339479.1

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING

## IN KING COUNTY, WASHINGTON:

**Document:** Easement Agreement from City of Seattle to Puget Sound Energy, Inc., a Washington corporation, King County Auditor File No. 20150818000378.

**Tax Parcel No.:** 172606-9068

**Legal Description:**

STRIPS OF LAND 10 FEET IN WIDTH BEING IN PORTIONS OF THE SOUTH HALF OF SECTION 17 AND THE NORTHEAST QUARTER OF SECTION 20 TOWNSHIP 26 NORTH, RANGE 6 EAST, W.M., KING COUNTY, WASHINGTON, BEING 5 FEET ON EACH SIDE OF THE FOLLOWING DESCRIBED CENTERLINES:

COMMENCING AT THE SOUTHWEST CORNER OF SECTION 17, A 3" BRASS DISK IN CONCRETE MONUMENT MARKED "KING COUNTY SURVEY", FROM WHICH THE WEST QUARTER CORNER OF SAID SECTION BEARS NORTH 02°18'17" EAST 2664.82 FEET DISTANT AND FROM WHICH THE SOUTHEAST CORNER OF SAID SECTION BEARS SOUTH 88°49'19" EAST 5248.43 FEET DISTANT; THENCE NORTH 02°18'17" EAST ALONG THE WEST LINE OF SAID SECTION A DISTANCE OF 1237.62 FEET; THENCE SOUTH 87°41'43" EAST A DISTANCE OF 323.95 FEET; THENCE NORTH 05°21'00" EAST A DISTANCE OF 33.83 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 5.00 FEET; THENCE NORTHERLY AND EASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 86°02'55" A DISTANCE OF 7.51 FEET; THENCE SOUTH 88°36'05" EAST A DISTANCE OF 31.98 TO THE POINT OF BEGINNING;

THENCE CONTINUING SOUTH 88°36'05" EAST A DISTANCE OF 1202.76 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTH HAVING A RADIUS OF 965.00 FEET; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 17°50'27" A DISTANCE OF 300.48 FEET TO THE BEGINNING OF A COMPOUND CURVE CONCAVE TO THE SOUTHWEST HAVING A RADIUS OF 600.00 FEET; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 8°52'40" A DISTANCE OF 92.97 FEET; THENCE SOUTH 61°52'58" EAST A DISTANCE OF 69.27 FEET;
THENCE SOUTH 60°14'32" EAST A DISTANCE OF 135.34 FEET;
THENCE SOUTH 60°56'27" EAST A DISTANCE OF 525.54 FEET;
THENCE SOUTH 89°11'54" EAST A DISTANCE OF 12.84 FEET;
THENCE SOUTH 60°53'38" EAST A DISTANCE OF 31.04 FEET TO A POINT HEREINAFTER KNOWN AS POINT "A";
THENCE SOUTH 60°53'38" EAST A DISTANCE OF 25.33 FEET TO A POINT HEREINAFTER KNOWN AS POINT "B";
THENCE SOUTH 60°53'22" EAST A DISTANCE OF 277.36 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHEAST AND HAVING A RADIUS OF 1040.00 FEET;
THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 6°12'28" A DISTANCE OF 112.68 FEET;
THENCE SOUTH 67°05'51" EAST A DISTANCE OF 1058.89 FEET;
THENCE SOUTH 73°55'46" EAST A DISTANCE OF 41.95 FEET;
THENCE SOUTH 67°05'50" EAST A DISTANCE OF 233.68 FEET;
THENCE SOUTH 60°16'02" EAST A DISTANCE OF 41.95 FEET;
THENCE SOUTH 67°06'52" EAST A DISTANCE OF 176.42 FEET;

NINETY-SIXTH SUPPLEMENTAL INDENTURE PAGE 10
07771-0309/135339479.1

ANY WRITING, TEXT, INJTIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDl'.'IG THENCE SOUTH 44°38'46" EAST A DISTANCE OF 50.51 FEET; THENCE SOUTH 68"28' 14" EAST A DISTANCE OF 81 .88 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHWEST HA YING A RADIUS OP I 0.00 FEET; THENCE SOUTHEASTERLY ALONG THE ARC OF SALD CURVE THROUGH A CENTRAL ANGLE OF 68°06' 43" A DISTANCE OF 11.89 FRET; TIIENCE SOUTI·I00°2l'Jl" EAST A DISTANCE OF 17.94 FEET TO TIIE SOUTifERLY MARGIN OF THE TOLT PIPELINE RIGHT OF WAY AND THE TERMINUS OF SAID CENTERLINE, FROM WHICH THE SOtmlEAST COllNER or SAJD SECTION 17 BEARS NORTH 88°39'05" EAST 660.27 FEET DfSTANT. TOGETHER WITH; COMMENCING AT AFORESAID POINT ''A", BEING THF..BEGINNJNO OF A CURVE CONCA VE TO THE NORTI-IWEST FROM WHICH ITS CENTER BEARS NORTH 29°06'22" EAST, 15.00 FEET DISTANT; THENCE NORTiiEASTERLY ALONG THE ARC OF SAID CUR VE THROUGH A CENTRAL ANGLE OF l 18,,44' 13" A DIST ANCB OF 31.09 TO THE TERMlNUS OF 8AlD CHN'fERLlNE. TOGETHER WITH; COMMENCING AT AFORESAID POINT "B" THENCE NORTH 00°22•09" EAST A DISTANCE OF 68.94 FEET TO THE NORTHERLY MARGIN OP Tfill TOLT PIPELINE RIGHT OF WAY AND THE TERMINUS OF SAID CENIBRLINE. TOOETI-IER W 1TH; COMMENCING AT AFORESAID POINT "B" THENCE sourn 06°40'46" EAST A DISTANCE OF 12.20 FEET; THENCE soum 25°35'02 .. EAST A DISTANCE OF 28.93 FEET; THENCB SOUTH 51 °53'35" EAST A DISTANCE OP 82.69 FEET TO TIIB SOUTHERLY MARGIN OP Tiffi TOLT PIPELINE RIGIIT OF WAY AND THE TERMINUS OF SAID CENTERLINE. EXCEPT THEREFROM ANY PORTION LYING W11'HlN NB 148TH STIUIBT. SAID SIBIP SIDELINES TO BE SHORTENED OR LENGTiffiNFD TO TERMINATE AT INTERIOR ANGLE POINTS, AT THE EASTI:iRL Y MARGIN OF MINK ROAD N.E. AND AT THE TOLT PIPFLINE RIGHT OF WAY RJGHT OF WAY MARGINS. CONTAININ042,319 SQUARE FRET, MORE OR f£'lS. NINETY-SIXTH SUPPLEMENTAL INDENTURE 07771-0309/13 53394 79. I PAGE II

ANV WRITl~G. TEXT, l~ITIALS, REVISI01'S OR M)TARY SEAL Al'PEAIUJ\.G OUTSIDE THESE .\tARGIJ\S MA\' DISQl.iALIFY THIS DOCL\·IENT FOH IU:CORDING ARTICLE ONE MISCELLANEOUS SECTION l.01 This Ninety-Sixth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall !()rn, a pmt thereof, and the Indenture, as hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all the provisions, terms, covenants, and conditions of the Indenture shall be applicable to the Bonds of the Nevv' Series to the same extent as if specifically set forth herein. SECTION 1.02 The Trustee has accepted the amendment of the lndent11re effected by this Ninety Sixth Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect of any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Ninety-Sixth Supplemental Indenture or any of the tem1s or provisions hereol~ (b) the proper authorization hereof by the Company by corporate action or otherwise, and (c) the due execution hereof by the Company. SECTION 1.03 The Company covenants that it is la\vfully seized and possessed of all the trust estate at the date of the execution of the Ninety-Sixth Supplemental Indenture except as in the Indenture otherwise stated or permitted; that on said date the trust estate is free and clear from all liens and encumbrances other than pennitted encumbrances, except as in the Indenture otherwise stated or pern1itted; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as in the Indenture othe1wise stated or permitted; that it will maintain and preserve the lien of the Indenture0 as a first mortgage lien, except as in the Indenture otherwise stated or pern1itted so long as any ofthe Bonds issued under the Indenture are outstanding; and that it has good right and lawful authority to subject said property to the lien of the Indenture, as provided in and by the Indenture. NINETY-SIXTH SUPl'LEMENTAL INDENTURE 07771-0309/ I 353394 79 I PAGE 12

ANY WRlTJ~G, TEXT, l~ITIALS, REVISIONS OR NOTARY SEAi. APPEARING Ol!TSIDE THESE \lARGINS /\IA Y DlSQlJALIJ1\' THIS DOCl!\1ENT FOR RECORDING SECTION 1.04 This Ninety~Sixth Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts. or as many of them as the Company and the Trustee shal1 preserve undestroyed, shall together constitute but one and the same instrument. SECTION I.OS Although this Ninety-Sixth Supplemental Indenture is dated for convenience and for the purpose of reference as of April 27, 2017, the actual date or dates of execution by the Company are as indicated by the acknowledgment(s) hereto annexed. [The remainder of this page intentionally left blank} NINETY-SIXTH SUPPLEMENTAL INDENTURE 07771-0309/135339479. I PAGE 13

ANY WRITl:'>IG, TD.:T, l'."\ITIALS, REVISIOl\"S OR NOTARY SEAL Al'PEARll\"G OUTSIDE THESE ,tARGIJ'\S MAY DISQlJAIJFY THIS DOCLMENT FOil RECORl)]NG IN WITNESS WHEREOF, Puget Sound Energy, Inc. has caused this Ninety-Sixth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents or its Treasurer or an Assistant Treasurer and attested by its Secretary or an Assistant Secretary, all on April 27, 2017, but as of the day and year first above \Vritten. NINETY-SIXTH SUPPLEMENTAL [NDENTURE 07771-0309/135339479. I PACiE 14 Attest: /s/ Samuel S. Osborne Samuel S. Osborne Assistant Secretary PUGET SOUND ENERGY, INC. By /s/ Brandon Lohse Brandon Lohse Corporate Treasurer

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING

STATE OF WASHINGTON )
) ss.
COUNTY OF KING )

On this 27th day of April, 2017, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Brandon Lohse, to me known to be the Corporate Treasurer of Puget Sound Energy, Inc., a Washington corporation, the corporation named in and which executed the foregoing instrument; and he acknowledged to me that he signed the same as the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, being authorized so to do.

WITNESS my hand and official seal the day and year in this certificate above written.

(NOTARIAL SEAL)

/s/ Corinne Scowcroft
Notary Name: Corinne Scowcroft
Notary Public for the State of Washington
Residing at Kirkland, WA
My commission expires 12/30/18

NINETY-SIXTH SUPPLEMENTAL INDENTURE
07771-0309/135339479 1

PAGE 15

ANY WRITI�G, TEXT, INITIALS, REVISIOl'liS OR NOTARY SEAL APPEARll\G OUTSIDE THESE :',lARGl�S I\IA Y DISQUALIFY TITIS DOCL\IE'.\"f FOR H.ECOIU>l:\'G STA TE OF WASHINGTON ) ) ss. COUNTY OF KING ) On this 27th day of April, 2017, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Samuel Osborne, to me known to be the Assistant Secretary of Puget Sound Energy, Inc., a Washington corporation, the corporation named in and which executed the foregoing instrument; and he acknowledged to me that he signed the same as the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, being authorized so to do. WITNESS my hand and official seal the day and year in this certificate above written. NJNETY-SIXTI-I SUPPLEMENTAL INDENTURE 07771-0309/ l 353394 79.1 PAGEl6 (NOTARIAL SEAL) /s/ Corinne Scowcroft Notary Name: Corinne Scowcroft Notary Public for the State of Washington Residing at Kirkland, WA My commission expires 12/30/18